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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation in this Form S-8 of our report for the year ended June 30, 1996, incorporated into the Form 10-KSB of Boots & Coots International Well Control, Inc., (formerly Havenwood Ventures, Inc.) previously filed with the Securities and Exchange Commission (SEC File No. 33-22097-NY).


/s/ Cordovano and Company, P.C.

Cordovano and Company, P.C.
Certified Public Accountants

Denver, Colorado
September 5, 1997